AMENDMENT
                                   TO THE
                    AGREEMENT AND DECLARATION OF TRUST
                                     OF
                  LIBERTY-STEIN ROE FUNDS MUNICIPAL TRUST


         WHEREAS, Article First of the Amended and Restated Agreement and Declaration of Trust (Declaration of Trust) dated July 28, 2000, as amended, of Liberty-Stein Roe Funds Municipal Trust (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty-Stein Roe Funds Municipal Trust, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Funds Trust IX and have authorized the following amendment to said Declaration of
Trust:

         Article First is hereby amended to read in its entirety as follows:

                First: Name: This Trust shall be known as "Columbia Funds Trust IX" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of October 13, 2003.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.

/s/Douglas A. Hacker                       /s/John J. Neuhauser
------------------------                   -------------------------------
Douglas A. Hacker                             John J. Neuhauser

/s/Janet Langford Kelly                    /s/Joseph R. Palombo
------------------------                   -------------------------------
Janet Langford Kelly                          Joseph R. Palombo

/s/Richard W. Lowry                        /s/Thomas E. Stitzel
------------------------                   -------------------------------
Richard W. Lowry                              Thomas E. Stitzel

/s/William E. Mayer                        /s/Thomas C. Theobald
------------------------                   -------------------------------
William E. Mayer                              Thomas C. Theobald

/s/Charles R. Nelson                       /s/Anne-Lee Verville
------------------------                   -------------------------------
Charles R. Nelson                             Anne-Lee Verville


Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )


         Then personally appeared the above-named Trustees and executed an Amendment to the Amended and Restated Agreement and Declaration of Trust of Liberty-Stein Roe Funds Municipal Trust as their free act and deed, before me, this September 15, 2003.
                                        /s/Erika L. Nager
                                        Erika L. Nager
                                        Notary Public

                                        My Commission Expires:  6/14/2007